Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

PIONEER GREEN FARMS, INC.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1,2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Common Stock, par value $0.0001 per share			5,666,666	$0.25	$1,416,500		$131.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	N/A					N/A
	Total Offering Amounts							$1.416.500
	Total Fees Previously Paid							0.00
	Total Fee Offsets							0.00
	Net Fee Due							$131.31

Table 1: Newly Registered and Carry Forward Securities

(1)	5,000,0000 shares of Common Stock being registered hereunder are being registered for sale by the Company and 666,000 shares of Common Stock are being registered for sale by Selling Shareholders.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder shall be deemed to cover additional securities to be offered to prevent dilution and thus includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources
Rule 457(p)
Fee Offset Claims		N/A
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A

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